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                                                                     EXHIBIT 4.5

As amended through May 16, 1996

                                CAREER HORIZONS
                 1993 STOCK OPTION AND PERFORMANCE AWARD PLAN

1.    Administration

     The Career Horizons 1993 Stock Option and Performance Award Plan (hereinafter referred to as the "Plan") shall be administered by the Stock Option Committee of the Board of Directors (hereinafter referred to as the "Committee") of Career Horizons, Inc., a Delaware corporation (the "Corporation"). Such Committee shall be composed of at least two directors who are not employees of the Corporation or any Parent or Subsidiary (as such terms are defined under Section 12 hereof). Subsequent to April 1, 1994, no individual will be eligible to serve as a member of the Committee unless he or she meets the disinterested administration requirements of Section 16 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Each member of the Committee must also qualify as an "Outside Director," as such term is defined under Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section 4 of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee. This Plan is intended to be a bifurcated plan, benefiting individuals who may or may not be "insiders" of the Corporation for purposes of
Section 16 of the Exchange Act. The references to Section 16 contained herein are intended to apply only to such insiders. The Plan is effective as of September 30, 1993 and shall be approved by the stockholders of the Corporation prior to September 30, 1994.

2.    Shares Available

     Subject to the adjustments provided in Section 8 of the Plan, the aggregate number of shares of the common stock, par value $0.01 per share of the Corporation (the "Common Stock") which may be granted for all purposes under the Plan shall be two million seven hundred eight thousand sixty-four (2,708,064) shares. Shares of Common Stock underlying awards of derivative securities, shares of Common Stock underlying awards of instruments that are not derivative securities and shares of Common Stock awarded hereunder (whether or not on a restricted basis) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused (e.g., in the event that an option or an award of shares on a restricted basis under the Plan to any individual expires, is terminated, unexercised, or is forfeited as to any shares covered thereby); with respect to awards made to Section 16 insiders, shares may be reused to the extent permitted under Section 16 of the Exchange Act and the Rules and Regulations promulgated thereunder. Options, performance shares, restricted stock and performance units (collectively, "Plan Awards"), awarded under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the Common Stock, issued shares of such Common
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Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

3.   Eligibility

     Present and future officers and key employees (including directors) of the Corporation, or of any Parent or Subsidiary, who are regularly employed on a salaried basis as common law employees shall be eligible to participate in the Plan. Individuals who are directors of the Corporation, or of any Parent or Subsidiary who are not common law employees of the Corporation or of any Parent or Subsidiary (and who were directors prior to the effective date of this Plan) shall also be eligible to participate in the Plan and, where appropriate under this Plan, shall be referred to as "employees" and their service as directors as "employment." However, subsequent to April 1, 1994, such directors of the Corporation who are members of the Committee shall not be eligible to receive grants of Plan Awards hereunder, except that individuals who become non-employee directors of the Corporation after the effective date of this Plan (the "Post-Effective Date Directors") shall be eligible to participate in the Plan, but only to the extent provided in Section 5(k) hereof. Furthermore, at the discretion of the Committee, independent contractors providing service to the Corporation, any Parent or any Subsidiary or any Franchisees of the Corporation or any Parent or Subsidiary also shall be eligible to participate hereunder and, where appropriate under this Plan, shall be referred to as "employees" and their service as independent contractors or Franchisees as "employment." However, the only Plan Awards which Franchisees are eligible to receive hereunder are non-qualified stock options. Any individual granted an option under this Plan may be referred to hereunder as an "Optionee."

4.    Authority of Committee

     The Committee shall have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. All interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive, and binding on all interested parties.

     Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the purchase price or exercise price of each Plan Award, the period(s) during which such Plan Award shall be exercisable (whether in whole or in part) (including, without limitation, the authority to accelerate the date(s) as of which previously granted Plan Awards may be exercised), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). With respect to individuals who are insiders for purposes of
Section 16 of the Exchange Act, the Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Plan Award, that such person agrees not to sell or otherwise dispose of a Plan Award, any Common Stock acquired pursuant to a Plan Award or any other "derivative security" (as defined by Rule 16a-l(c) promulgated under the Exchange Act) for a period of six (6) months following the later of (i) the date of the grant of such Plan Award, or (ii) the date when the exercise price of a
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Plan Award is fixed if such exercise price is not fixed at the date of grant of such Plan Award. In addition, the authority of the Committee shall include without limitation the following:

     (a) The arrangement of temporary financing for an Optionee by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the Optionee in the exercise of an option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

     (b) The establishment of procedures for an Optionee to exercise all or a portion of an option by cash payment or by delivering that number of shares already owned by him for at least six months prior to the date of delivery of any such shares having a Fair Market Value which shall equal the option exercise price for the portion exercised and to deliver the shares thus acquired by him (provided he has held such shares for at least six months prior to the date of delivery thereof) in payment of shares to be received pursuant to the exercise of additional portions of such option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire option, together with such cash as shall be paid in respect of fractional shares; and

     (c) The establishment of a procedure whereby (i) a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an option, or other grant or award, as applicable, or (ii) delivery of already owned shares or payment of cash to meet the obligation of statutory withholding for taxes incurred by the optionee upon such exercise.

     The Committee may grant awards in the form of one or more of the following:
(i) incentive stock options and non- qualified stock options (described in Section 5); (ii) restricted stock (described in Section 6); (iii) performance shares (described in Section 6); and (iv) performance units (described in Section 6).

5.   Stock Options

     The Committee shall have the authority, in its discretion, to grant "incentive stock options" pursuant to Section 422 of the Code, or to grant "non-qualified stock options" (options which do not qualify under Section 422 of the Code) or to grant both types of options. No option shall be granted for a term of more than ten (10) years. Notwithstanding anything contained herein to the contrary, an incentive stock option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also a common law employee. For an option granted hereunder to qualify for the "performance-based compensation" exception to the deduction limitation under Code Section 162(m), the maximum number of shares of Common Stock subject to options which may be granted to any single Executive during any one calendar year is five hundred thousand (500,000). For purposes of this Plan, the term "Executive" shall mean an employee of the Corporation or of any Parent or Subsidiary whose compensation is subject to the deduction limitations set forth under Code
Section 1262(m). The terms and conditions of the options shall be determined from time to time by the Committee; provided, however, that the
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options granted under the Plan shall be subject to the following:

     (a) The Committee shall establish the option price at the time any option is granted at such amount as the Committee shall determine; provided, however, that the option price for each share purchasable under any incentive stock option (or under any option, in the case of an Executive) granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share at the date the option is granted; and provided, further, that in the case of an incentive stock option granted to a person who, at the time such incentive stock option is granted, owns shares of the Corporation or of any Parent or Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation or of any Parent or Subsidiary, the purchase price for each share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share at the date the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 8 of the Plan.

     (b) The price per share with respect to each option shall be payable at the time the option is exercised. Such price shall be payable in cash or, upon the discretion of the Committee, by delivery to the Corporation of other shares of Common Stock of the Corporation owned by the optionee for at least six months prior to the date of delivery of any such shares. Shares delivered to the Corporation in payment of the option price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the option. Such value shall be determined by the Committee.

     (c) Each option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on exercisability, as may be determined by the Committee at the time of the grant. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the option.

     (d) No option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the option; provided, however, in the case of an incentive stock option granted to a person who, at the time such option is granted, owns stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Parent or Subsidiary, such option shall not be exercisable after the expiration of five (5) years from the date such option is granted.

     (e) Subject to the provisions of Section 5(i) hereof, in the event of the death of the Optionee prior to his termination of employment with the
Corporation or with any Parent or Subsidiary, his estate (or other beneficiary, if so designated in writing by the Participant) shall have the right, within two
(2) years after the date of death (but not after the expiration date of the option(s)), to exercise his option(s) with respect to that number of the shares of stock as to which the deceased optionee had not exercised his option at the time of his death and with respect to which such option or options were exercisable at such time.
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     (f)  Subject to the provisions of Section 5(i) hereof, if the employment by the Corporation or by any Parent or Subsidiary of an Optionee is terminated because of Disability, he shall have the right, within one (1) year after the date of such termination in the case of an incentive stock option (but in no case after the expiration of the option), and until the expiration date of the stock option in the case of a non-qualified stock option, to exercise his option(s) with respect to that number of the shares of stock as to which he had not exercised his option at the time of such termination and with respect to which such option or options were exercisable at such time.

     (g) Subject to the provisions of Section 5(i) hereof, if an Optionee's employment with the Corporation or with any Parent or Subsidiary is terminated due to his Retirement, he shall have the right, within one (1) year (or three
(3) months in the case of an incentive stock option) after the date of his Retirement (but in no case after the expiration date of the option(s)) to exercise his option(s) with respect to that number of the shares of stock as to which he had not exercised his option at the time of Retirement and with respect to which such option or options were exercisable at that time.

     (h) Except as provided in the following sentence, if the employment of an optionee by the Corporation or by any Parent or Subsidiary is terminated for any reason other than those specified in Sections 5(e), (f) and (g) above, he shall have the right, within three (3) months after the date of such termination (but in no case after the expiration date of the option), to exercise his option(s) only with respect to that number of shares of stock that he was entitled to purchase pursuant to options that were exercisable immediately prior to such termination. Notwithstanding the provisions of the immediately preceding sentence, if a Participant's employment was terminated by the Corporation or by any Parent or Subsidiary for Good Cause then the Optionee shall, at the time of such termination of employment, forfeit his rights to exercise all of such option(s).

     (i) Except as provided in the following sentence, if a Franchisee incurs a Termination of Franchise Relationship with the Corporation, he (or, in the case of his death, his estate (or other beneficiary if so designated in writing by the Franchisee) shall have the right, within thirty (30) days (but not after the expiration date of the option), to exercise his option(s) but only with respect to that number of shares of stock which he was entitled to purchase pursuant to options that were exercisable immediately prior to such Termination of Franchise Relationship. However, notwithstanding the provisions of the immediately preceding sentence, (A) if a Franchisee's Franchise Relationship was terminated by the Corporation for Good Cause the Franchisee shall, at the time of such Termination of Franchise Relationship, forfeit his rights to exercise under all such option(s).

     (j) Each Plan Award under which incentive stock options are granted shall provide that to the extent the aggregate of the (i) Fair Market Value of the shares of Common Stock (determined as of the time of the grant hereunder of the option) subject to such incentive stock option and (ii) the fair market values (determined as of the date(s) of grant of the options) of all other shares of Common Stock subject to incentive stock options granted to a Participant by the Corporation or any Parent or Subsidiary, which are exercisable for the first time by any individual
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during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to incentive stock options. The terms of the immediately preceding sentence shall be applied by taking options into account in the order in which they are granted.

     (k)  Stock Option Grants to Certain Director Participants.

     (i) Subject to the terms and conditions of this Section 5(k), each Post Effective Date Director who is serving as a director of the Corporation on the respective Dates of Grant (as set forth below) shall as of each such Date of Grant automatically be granted an option to purchase ten thousand (10,000) shares of Common Stock each, subject to availability under the Plan. The date of such grants (the "Date of Grant") shall be on the third trading date following the later of (A) the date on which the Annual Meeting of the Corporation's stockholders, or any adjournment thereof, is held in each of the two calendar years following the year such individual becomes a director, or (B) the date on which the Corporation's earnings for the fiscal quarter immediately preceding such Annual Meeting dates are released to the public. The form of the stock options granted pursuant to this Section 5(k) shall be non-qualified stock options. The option price of the shares of Common Stock covered by each stock option shall be the Fair Market Value of such shares determined on the date of the grant.

     (ii)   Exercisability of Stock Option. Each option granted under this
Section 5(k) by its terms shall expire five years from the date of the grant. A stock option granted pursuant to this Section shall immediately become exercisable. If a Post- Effective Date Director holding an outstanding option dies following the date all or a portion of such option becomes exercisable, such stock option shall remain so exercisable by his estate (or other beneficiaries, as designated in writing by such Post-Effective Date Director) until the first to occur of (A) the end of the exercise period under the option or (B) the first anniversary of his death.

     (iii) Director Participant's Termination. If a Post-Effective Date Director's service as a director of the Corporation and of all Parents and Subsidiaries is terminated by reason of (A) his Disability, (B) his death, (C) failure of the Corporation or of any Parent or Subsidiary to retain, or nominate for re-election, such Post- Effective Date Director (who is otherwise eligible) other than for a Good Cause, or (D) his ineligibility for re-election pursuant to the Corporation's (or any Parent's or Subsidiary's) By- laws, such termination shall be considered a "Qualifying Termination" and shall have no effect on unexercised vested options previously granted to such Post-Effective Date Director. If a Post- Effective Date Director's service of the Corporation or of any Parent or Subsidiary is terminated for any other reason, including for Good Cause, such termination shall be considered a "Non- Qualifying Termination." In the event of a Non- Qualifying Termination, all outstanding unexercised stock options granted pursuant to this Section 5(k) shall be forfeited or canceled, as the case may be.

     (iv) Ineligibility for Other Grants. All Post-Effective Date Directors shall be ineligible to receive any other grant or award under any other Section of this Plan.

     (v) Amendment. The provisions of this Section 5(k) shall not be amended more than
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one time in any six month period, other than to comport with changes in the
Code,the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations promulgated thereunder.

6.   Performance Shares, Restricted Stock and Performance Units

     The Committee shall have the authority to grant performance shares, restricted stock or performance units either separately or in combination with other awards authorized by the Plan. The terms and conditions of performance shares and restricted stock or performance units shall be determined from time to time by the Committee without limitation except as otherwise provided in the Plan. Furthermore:

     (a) Each award shall be granted for services rendered (or to be rendered) and at no additional cost to the Participant, provided, however, that the value of the services performed must, in the opinion of counsel to the Corporation, equal or exceed the par value of such shares of the Corporation to be granted to the Participant.

     (b) The Corporation shall establish a performance account for each Participant to whom performance shares or performance units are granted, and the performance shares or performance units granted shall be credited to such account. Shares in the form of restricted Common Stock, when issued, shall be registered in the name of the Participant and together with a stock power endorsed in blank, deposited with the Corporation at the time the account is credited.

     (c) The duration of the performance or restriction period shall be determined by the Committee at the time each grant is made. Performance shares or restricted stock or performance units may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the restriction period, except as provided in Section 7(b) hereof. More than one grant may be outstanding at any one time, and performance or restriction periods may be of different lengths.

     (d) At the time of each grant, the Committee shall establish performance targets at which performance shares or units shall be earned or times at which restrictions placed on restricted shares or units shall lapse. The Committee may also establish a relationship between performance targets and the number of performance shares or the number or value of performance units which shall be earned. The Committee also shall establish a relationship between performance results other than the targets and the number of performance or restricted stock and the number or value of performance units, if any, which shall be earned. The Committee shall determine the measures of performance to be used in determining the extent to which performance shares or units are earned or to which restrictions on restricted stock or units shall lapse. Performance measures and targets may vary among grants, but once established for a grant may not be modified with respect to that grant except as provided in Section 8 and provided that, with respect to performance shares and performance units, the Committee may, in its sole discretion, make such adjustments to performance targets, the number of performance shares or the number or value of performance units which shall be earned, or such other changes as it may deem necessary or advisable in the event of material changes in the criteria used for establishing
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performance targets which would result in the dilution or enlargement of a
Participant's award outside the goals intended by the Committee at the time of the grant of the award.

     (e) The Committee may provide that units equivalent to dividends or interest shall be payable with respect to performance shares or restricted stock or performance units held in the Participant's performance account. Such amounts shall be credited to the performance account, and shall be payable to the Participant in cash or in Common Stock, as set forth under the terms of the Plan Award, at such time as the restrictions on the restricted stock are removed or the performance shares or units are earned. The Committee further may provide that amounts equivalent to interest or dividends held in the performance accounts shall be credited to such accounts on a periodic or other basis.

     (f) Performance awards shall be earned to the extent that the terms and conditions of the Plan and the grant are satisfied.

     (g) If the Participant (i) voluntarily ceases to be an employee of the Corporation, or of any Parent or Subsidiary, (ii) dies or becomes Disabled,
(iii) terminates his employment with the Corporation or with any Parent or Subsidiary due to Retirement, or (iv) suffers an involuntary termination of his employment with the Corporation or with any Parent or Subsidiary for reasons other than Good Cause, the award earned under this Section with respect to any outstanding performance shares or restricted stock, performance units or dividend equivalents shall be determined as otherwise provided herein or in any agreement executed by such Participant hereunder. If the Participant ceases to be an employee of the Corporation or of any Parent or Subsidiary for any other reason, all interests awarded hereunder and subject to restrictions shall be forfeited. In such case, the Corporation shall have the right to complete the blank stock power with respect to restricted stock or their equivalent and transfer the same to its treasury.

7.   Deferral of Payments

     The Committee may establish procedures by which a Participant may elect to defer payment of a cash Plan Award. The Committee shall determine the terms and conditions of such deferral. Any such deferral shall be subject to the following:

     (a) Contingent Nature of Allocation. Every allocation under the Plan to a performance account shall be considered "contingent" and unfunded until any forfeiture restrictions under the terms of the award expire or lapse, until all conditions contained in the award are satisfied, and until any elective deferral period expires. Such contingent allocations shall be considered bookkeeping entries only, notwithstanding the crediting of "dividends" or "interest." Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participants and the Corporation or the Committee.

     (b) Participant's Rights to Awards. Until the Plan Award vests, the elective deferral period expires, and any restrictions are lifted, the Participant's performance account balance cannot be sold, conveyed, transferred, pledged, hypothecated, or assigned and any attempt to do so by the Participant shall result in the immediate forfeiture of such Plan Award. Until the Plan
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Award vests and becomes payable, such account balances shall be the property of the Corporation. The Participant's right to such account balances shall be subject to the claims of the general creditors of the Corporation. Receipt of the Plan Award is conditioned upon satisfactory compliance with the terms and conditions of the award and other requirements of the Plan. If a certificate of stock or other security is issued pursuant to the Plan, such certificates shall bear the appropriate legend referring to the terms, conditions and restrictions applicable to such stock or other security.

     (c) Election to Defer Payment. If a Plan Participant desires to defer the normal receipt of cash due him under a Plan Award, he must make an irrevocable election in a calendar year prior to the calendar year or years in which he is to perform services that will entitle him to the award. Such election shall be made in accordance with Rule 16b-3 to the extent required and shall provide a fixed date for the termination of the deferral period. The Participant shall not be permitted to receive his award prior to the end of the elected deferral period, except in the event of: his death, Retirement, Disability or termination of employment with the Corporation or any Parent or Subsidiary with the Committee's written consent.

8.   Adjustment of Shares

     In the event there is any change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any option, restricted stock grant, or performance share or unit award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an incentive stock option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any incentive stock option granted hereunder to be other than an "incentive stock option" for purposes of Section 422 of the Code.

9.   Miscellaneous Provisions

     (a) Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Section 13 hereof, all actions and decisions of the Committee shall be final.

     (b) Assignment or Transfer. No grant or award of any incentive stock option (as described under Section 422 of the Code) or any other "derivative security" (as defined by Rule 16a-l(c) promulgated under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant or hypothecated except by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of a Participant, options and rights granted hereunder shall be exercisable only by the Participant, and awards earned hereunder shall be payable only to the Participant.
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     (c)    Investment Representation. In the case of awards paid in shares of
Common Stock or other securities, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), to deliver such securities in compliance with the provisions of the Securities Act.

     (d) Withholding Taxes. The Corporation shall have the right to deduct from all cash payments hereunder any statutory federal, state, local or foreign taxes to be withheld with respect to such payments. In the case of the issuance or distribution of Common Stock or other securities hereunder, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes.

     (e) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving an award.

     (f) Funding of Plan. Except in the case of awards of restricted stock, the Plan shall be unfunded. The Corporation shall not be required to segregate any of its assets to assure the payment of any award under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

     (g) Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

     (h) Plurals and Gender. Where appearing in the Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

     (i) Headings. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

     (j) Severability. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

     (k) Payments Due Missing Persons. The Corporation shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known address advising them that their rights under the Plan shall be suspended. Subject to the requirement of any applicable state law, any such suspended amounts shall be held by the Corporation for a period of one (1) additional year and thereafter such amounts shall be forfeited and shall remain the property of the Corporation.

     (l) Liability and Indemnification. (i) Neither the Corporation nor any Parent or Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

     (ii) Except for their own gross negligence, willful misconduct or willful breach of the terms of this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission.

     (iii) Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or stockholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

     (m) Incapacity. If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

     (n) Cooperation of Parties. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

     (o) Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

     (p) Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees, with or without cause.

     (q) Nonguarantee of Franchise Contract. Nothing contained in this Plan shall be construed as a franchise contract between the Corporation and any Franchisee (or any other entity), as a right of any Franchisee (or any other entity) to be continued under a franchise contract with the Corporation, or as a limitation on the right of the Corporation to terminate any franchise contract with or without cause.

     (r) Notices. Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at 177 Crossways Park Drive, Woodbury, New York 11797, Attn: Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

     (s) Written Agreements. Each Plan Award shall be evidenced by a signed written agreement between the Corporation and the Participant containing the terms and conditions of the award.

10.  Definitions

     (a)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (b) "Disability" shall have the same meaning as the term permanent and total disability under Section 22(e)(3) of the Code.

     (c) "Fair Market Value" of the Corporation's Common Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (d) "Franchise Relationship" shall exist between an individual and the Corporation if (i) such individual or (ii) any entity of which such individual is an executive or owns a majority equity interest has entered into a written franchise contract with the Corporation.

     (e) "Franchisee" shall mean an individual who is in a Franchise Relationship with the Corporation.

     (f) "Good Cause" shall mean (i) a Participant's willful or gross misconduct or willful or gross negligence in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice, (ii) a Participant's intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such neglect, or (iii) a Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary or commission of a felony.

     (g) "Parent" shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

     (h) "Participant" shall mean any employee or other individual (including a Director Participant) participating under the Plan.

     (i) "Retirement" shall mean the termination of employment by a Participant in the Plan from the Corporation or from any Parent or Subsidiary, who at the time of such termination is at least sixty-two (62) years of age and who has completed at least five (5) years of service (at least 1,000 hours in any fiscal year) with the Corporation or any Parent or Subsidiary, or any combination thereof.

     (j) "Subsidiary" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

     (k) "Termination of Franchise Relationship" shall mean the cessation, abridgment or termination of a Franchisee's Franchise Relationship with the Corporation as a result of (i) the Franchisee's death, (ii) the cancellation, annulment, expiration, termination or breach of the written franchise contract between the Corporation and the Franchisee (or any other entity) giving rise to such Franchise Relationship, or (iii) if the written franchise contract is not directly between the Corporation and the Franchise, the Franchisee's termination of service with or sale of substantially all of his equity interest in the entity which has entered into the written franchise contract with the Corporation.

11.  Amendment or Termination of Plan

     The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to options or awards granted under the Plan, reduce the minimum option price in the case of an incentive stock option, or modify the provisions of the Plan relating to eligibility with respect to incentive stock options unless such amendment is made by or with the approval of the stockholders (such approval being granted within 12 months of the effective date of such amendment). The Board of Directors of the Corporation shall be authorized to amend the Plan and the options granted thereunder (i) to maintain qualification as "incentive stock options" within the meaning of
Section 422 of the Code, if applicable, or (ii) to comply with Rule 16b-3 (or any successor rule) promulgated under the Exchange Act. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any awards previously granted under the Plan, without the consent of the holder thereof.

12.  Term of Plan

     The Plan shall remain in effect until the earlier of September 15, 2003 or the tenth anniversary of the date the Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors. No awards or grants may be made under the Plan subsequent to the termination of the Plan.

13.  Claims Procedures.

     (a) If any Participant, former Participant or beneficiary is denied any vested benefit to which he is, or reasonably believes he is, entitled under this Plan, either in total or in an amount less than the full vested benefit to which he would normally be entitled, the Committee shall advise such person in writing of the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his claim, if possible, and an explanation of why such material or information is needed, and (iii) an explanation of the Plan's claim review procedure.

     (b)    Within 60 days of receipt of the information stated in subsection
(a) above, such person shall, if he desires further review, file a written request for reconsideration with the Committee.

     (c) So long as such person's request for review is pending (including the 60 day period in subsection (b) above), such person or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

     (d) A final and binding decision shall be made by the Committee within 60 days of the filing by such person of this request for reconsideration; provided, however, that if the

Committee, in its discretion, feels that a hearing with such person or his representative is necessary or desirable, this period shall be extended for an additional 60 days.

     (e) The Committee's decision shall be conveyed to such person in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by such person, and the specific references to the pertinent Plan provisions on which the decision is based.

     (f) Notwithstanding any provisions of this Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation (or against any Parent or Subsidiary) more than three years after the date the Participant (or his estate or other beneficiary) initially is entitled to receive benefits hereunder.